Exhibit 5.1 to Registration Statement on Form S-3

[Letterhead of FBL Financial Group, Inc.]

August 26, 2009

FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, Iowa 50266

Re: Registration on Form S-3

Ladies and Gentlemen:

I have acted as counsel to FBL Financial Group, Inc., an Iowa corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to an Indenture (the “Senior Indenture”) dated as of August 20, 2009 between the Company and Commerce Bank, N.A., as trustee (the “Senior Trustee”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), dated as of August 20, 2009, between the Company and Commerce Bank, N.A., as trustee (the “Subordinated Trustee”), (iii) shares of preferred stock of the Company, no par value per Share (the “Preferred Stock”), (iv) shares of Common Stock of the Company, no par value per share (the “Common Stock”), (v) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”), (vi) warrants representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other types of securities, property or assets as well as other warrants (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”), (vii) purchase contracts representing rights or obligations to purchase or sell Preferred Stock, Common Stock or other securities, property or assets (the “Purchase Contracts”) and (vii) purchase units, representing ownership of Purchase Contracts and Debt Securities (or undivided beneficial interests therein), Depositary Shares, or debt obligations of third parties, including U.S. Treasury Securities (the “Purchase Units”). In rendering the opinions expressed below, I have examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of such agreements, documents

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and records of the Company and such other instruments and certificates of public officials and officers and representatives of the Company as I have deemed necessary or appropriate for the purposes of such opinions, I have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company delivered to me and have made such investigations of law as I have deemed necessary or appropriate as a basis for such opinions.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, I am of the opinion that:

1.

When (i) the terms, the execution and delivery, and the issuance and sale of the Senior Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”), (ii) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.

When (i) the terms, the execution and delivery, and the issuance and sale of the Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

FBL Financial Group, Inc.

3.

When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Articles of Incorporation, and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Iowa and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

4.

When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) (a) (1) in the case of Depositary Shares representing fractional interests in Senior Debt Securities, the Senior Indenture has been duly authorized, executed and delivered by the Company and the Senior Trustee, as contemplated in paragraph 1 above, and (2) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, or (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 3 above and, in the case of either (a) or (b), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

FBL Financial Group, Inc.

5.

When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

6.

When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.

When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed,

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authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.

When (i) the terms of the Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 7 above, (iv) (a) (1) the Senior Indenture relating to the Senior Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below has been duly authorized, executed and delivered by the Company and the Senior Trustee, as contemplated in paragraph 1 above and (2) the Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, (b) the Preferred Stock that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 3 above, (c) (1) the Deposit Agreement relating to the Depositary Shares that form a part of the Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 4 above and (2) the Debt Securities relating to the Depositary Shares that form a part of the Purchase Unites have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2, above, as the case may be, or (d) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Purchase Units have been duly authorized, issued and delivered in accordance with their terms, and (v) the certificates representing the Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Units will be validly issued.

9.	If the Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and

FBL Financial Group, Inc.

approved by all necessary action of the Board of Directors, and (ii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Senior Indenture or Subordinated Indenture, as the case may be, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

My opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law), including concepts of good faith, reasonableness and fair dealing, and standards of materiality.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Iowa, as currently in effect.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Opinions” in the Prospectus forming a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Robert A. Simons

Robert A. Simons
Vice President and Assistant General Counsel, Securities